Exhibit 1.1

Akero Therapeutics, Inc.
[•] Shares of Common Stock, par value $0.0001 per share

Underwriting Agreement

[•], 2019

J.P. Morgan Securities LLC

Jefferies LLC

Evercore Group L.L.C.

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o Jefferies LLC

520 Madison Avenue

New York, NY 10022

c/o Evercore Group L.L.C.

55 East 52nd Street

New York, NY 10055

Ladies and Gentlemen:

Akero Therapeutics, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [•] shares of common stock, par value $[•] per share (the “Common Stock”), of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional [•] shares of Common Stock of the Company (the “Option Shares”).  The Underwritten Shares and the Option Shares are herein referred to as the “Shares”.  The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”.

J.P. Morgan Securities LLC (the “Directed Share Underwriter”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement, up to [•] Shares, for sale to the Company’s directors, officers, and certain employees and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus (as hereinafter defined) under the heading “Underwriting” (the “Directed Share Program”).  The Shares to be sold by the Directed Share Underwriter and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”.  Any Directed Shares not orally confirmed for purchase by any Participant by [•] [A/P].M., New York City time on the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.             Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-1 (File No. 333-231747), including a prospectus, relating to the Shares.  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”):  a Preliminary Prospectus dated [•], 2019 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means [•] [A/P].M., New York City time, on [•], 2019.

2.             Purchase of the Shares by the Underwriters.

(a)                           The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this underwriting agreement (this “Agreement”), and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of $[•] (the “Purchase Price”) from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company.  Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth (10th) full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof).  Any such notice shall be given at least two (2) business days prior to the date and time of delivery specified therein, provided that if such date and time of delivery are the same as the Closing Date, such notice may be given one business day prior to such date and time of delivery.

(b)           The Company understands that the Underwriters intend to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package.  The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c)           Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of Cooley LLP, counsel for the Underwriters, at 1114 Avenue of the Americas, New York, New York 10036, at [•] A.M., New York City time, on [•], 2019, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares.  The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date”, and each time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as an “Additional Closing Date”.

(d)           Payment for the Shares to be purchased on the Closing Date or an Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such Closing Date or Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company.  Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(e)           The Company acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor the other Underwriters shall have any responsibility or liability to the Company with respect thereto.  Any review by the Representative and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.             Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter that:

(a)           Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the applicable requirements of the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)           Pricing Disclosure Package.  The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of each Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.  No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)           Issuer Free Writing Prospectus.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representative.  Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and (except as expressly set forth in such Issuer Free Writing Prospectus) does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of each Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the

Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d)           Emerging Growth Company.  From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined herein)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(e)           Testing-the-Waters Materials.  The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications by virtue of a writing substantially in the form of Exhibit D hereto.  The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications (as defined herein) other than those listed on Annex B hereto.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.  Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the applicable provisions of the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of each Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            Registration Statement and Prospectus.  The Registration Statement has been declared effective by the Commission.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of each Additional Closing Date, as the case may be, the Prospectus complied and will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration

Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(g)           Financial Statements.  The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except in the case of any unaudited, interim financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission, and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; and there are no disclosures included in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission).

(h)           No Material Adverse Change.  Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any material change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i)            Organization and Good Standing.  The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement. The subsidiaries listed in Schedule 2 to this Agreement are the only significant subsidiaries of the Company. Since inception Akero Securities Corporation, a wholly owned subsidiary of the Company, has not conducted, and does not currently conduct, any operations, has not had and does not have any employees and has been and is engaged exclusively in buying, selling, dealing in and holding publicly-traded securities on its own behalf and not as a broker.

(j)            Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization” and “Description of Capital Stock”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(k)           Stock Options.  With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company.  Each Company Stock Plan is accurately described in all material respects in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(l)            Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(m)          Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(n)           The Shares.  The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights that have not been duly and validly waived or satisfied.

(o)           Listing.  The Shares have been approved for listing on the Nasdaq Global Market (“Nasdaq Market”), subject to notice of issuance.

(p)           Description of the Underwriting Agreement.  This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q)           No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)            No Conflicts.  The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated by this Agreement or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property, right or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(s)            No Consents Required.  No consent, filing, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(t)            Legal Proceedings.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(u)           Independent Accountants.  Deloitte & Touche LLP, who has certified certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v)           Title to Real and Personal Property.  The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w)          Title to Intellectual Property.  The Company and its subsidiaries own, or possess valid and enforceable licensed rights to use, all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, trade dress, designs, data, database rights, Internet domain names, copyrights, works of authorship, licenses, proprietary information and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted (collectively, “Intellectual Property”), and, to the Company’s knowledge, the conduct of their respective businesses does not and will not infringe, misappropriate or otherwise conflict in any material respect with any such rights of others.  The Intellectual Property of the Company has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and the Company is unaware of any facts which would form a reasonable basis for any such adjudication. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation with any intellectual property rights of another, and the Company is unaware of any facts which would form a reasonable basis for any such notice or claim.  To the Company’s knowledge:  (i) there are no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus (“Disclosure Documents”) as owned by or licensed to the Company or its subsidiaries; and (ii) there is no infringement by third parties of any Intellectual Property.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or its subsidiaries infringe, misappropriate, or otherwise violate, or would, upon the commercialization of any product or service described in the Disclosure Documents as under development, infringe, misappropriate, or otherwise violate, any intellectual property rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim.  The Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or its subsidiaries, and all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property.  The Company and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and to the Company’s knowledge, no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company.  To the Company’s knowledge, the duty of candor and good faith as required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Intellectual Property have been complied with; and in all foreign offices having similar requirements, all such requirements have been complied with. None of the Company owned Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiary in violation of any contractual obligation binding on the Company or its subsidiaries or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons.

(x)           Trade Secrets. The Company and its subsidiaries have taken reasonable and customary actions to protect their rights in and prevent the unauthorized use and disclosure of material trade secrets and confidential business information (including material confidential source code, ideas, research and development information, know-how, formulas, compositions, technical data, designs, drawings, specifications, research records, records of inventions, test information, financial, marketing and business data, customer and supplier lists and information, pricing and cost information, business and marketing plans and proposals) owned by the Company and its subsidiaries, and, to the knowledge of the Company, there has been no unauthorized use or disclosure.

(y)                                 IT Assets. Except as could not reasonably be expected to have a Material Adverse Effect (i) the computers, software, servers, networks, data communications lines, and other information technology systems owned, licensed, leased or otherwise used by the Company or its subsidiaries (excluding any public networks) (collectively, the “IT Assets”) operate and perform as is necessary for the operation of the business of the Company and its subsidiaries as currently conducted and as proposed to be conducted as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (ii) such IT Assets are not infected by viruses, disabling code or other harmful code.   The Company and its subsidiaries have at all times implemented and maintained all reasonably necessary controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Assets and data (including all Personal Data (defined below) sensitive, confidential or regulated data (“Confidential Data”) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same.

(z)                                  Data Privacy and Security Laws. The Company and its subsidiaries are, and at all  prior times were, in compliance in all material respects with all applicable state, federal, and international data privacy and data security laws and regulations, including without limitation HIPAA and the HITECH Act, and the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); and the Company and its subsidiaries are currently or have taken commercially reasonable actions to prepare to comply with the California Consumer Protection Act of 2018 (“CCPA”) (collectively, the “Privacy Laws”).  To address compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take commercially reasonable steps designed to achieve compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and transfer of Personal Data (the “Policies”). “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); (iv) “personal data” as defined by GDPR; and (v) any other piece of information that identifies such natural person. At all times, the Company and its subsidiaries have made all disclosures to users or customers required by applicable Privacy Laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect.  The Company further certifies that (a) neither it nor any subsidiary at any time: (i) has received receive written notice of any actual or potential liability, including, but not limited to security or data privacy breaches or other unauthorized or improper access to, use of, or destruction of its Personal Data owned or controlled by the Company or its subsidiaries,  under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) other than pursuant to its ongoing compliance efforts in the ordinary course of business, is currently conducting, subject to, or paying, in whole or in part, any material investigation, remediation, or other corrective action resulting from the Company’s or its subsidiaries’ non-compliance with  any Privacy Law; or (iii) is a party to any order, decree, settlement agreement, or judgment from a governmental entity that imposes any obligation or liability under any Privacy Law; and (b) it is not aware of any specific events rendering any of the foregoing reasonably likely to occur.

(aa)                          No Complaints. There is no complaint to or audit, proceeding, investigation (formal or informal) or claim currently pending against the Company or its subsidiaries, or to the knowledge of the Company, any of its customers (specific to the customer’s use of the products or services of the Company) by any state Attorney General or related office, the Federal Trade Commission, the U.S. Department of Health and Human Services and any office contained therein (“HHS”), or any similar authority in any jurisdiction other than the United States or any other governmental entity, or by any person in respect of the collection, use or disclosure of Personal Data by the Company or its subsidiaries, and, to the knowledge of the Company, no such complaint, audit, proceeding, investigation or claim is threatened.

(bb)                          FDA Compliance.  The Company:  (A) is and at all times has been in material compliance with all statutes, rules or regulations of the FDA and other comparable governmental entities applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (“Applicable Laws”); (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any governmental entity alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any governmental entity or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any governmental entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that the FDA or any governmental entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any governmental entity is considering such action; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

(cc)                            Studies, Tests and Preclinical and Clinical Trials.  The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company, to the Company’s knowledge, were and, if still ongoing, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Authorizations and Applicable Laws, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder and current Good Clinical Practices and Good Laboratory Practices and any applicable rules, regulations and policies of the jurisdiction in which such trials and studies are being conducted; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the Pricing

Disclosure Package and the Prospectus are, to the Company’s knowledge, accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and, except to the extent disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company has not received any notices or correspondence from the FDA or any governmental entity requiring the termination or suspension of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials, copies of which communications have been made available to you.

(dd)                          Compliance with Health Care Laws.  The Company and its subsidiaries, and to the Company’s knowledge their respective officers, directors, employees and agents, are, and at all times have been, in compliance in all material respects with all Health Care Laws.  For purposes of this Agreement, “Health Care Laws” means:  (i) the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Statements Law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286, 287, 1035, 1347, and 1349 the health care fraud criminal provisions under HIPAA, the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusions law (42 U.S.C. Section 1320a-7), the Physician Payments Sunshine Act (42 U.S.C Section 1320-7h), and the laws governing U.S. government funded or sponsored healthcare programs; and (iii) similar local, state, federal, national, supranational and foreign laws the directives and regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof.  Neither the Company nor any of its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened.  The Company, and to the Company’s knowledge, its subsidiaries, have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission).  Neither the Company, any of its subsidiaries, nor, to the Company’s knowledge, any of their respective employees, officers, directors, or agents is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.  Additionally, neither the Company, any of its subsidiaries nor any of their respective employees, officers, directors, or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(ee)                            No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(ff)                              Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(gg)                            Taxes.  The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof except for taxes being contested in good faith and for which reserves in accordance with GAAP have been taken; and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would individually or in the aggregate, have a Material Adverse Effect.

(hh)                          Licenses and Permits.  To the Company’s knowledge, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations, other than with respect to its Intellectual Property, issued by, and have made all declarations and filings with, the appropriate and applicable federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or nonrenewal would not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, no party granting any such licenses, certificates, permits and other authorizations has taken any action to limit, suspend or revoke the same in any material respect. The Company and its subsidiaries have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission) as required for maintenance of their licenses, certificates, permits and other authorizations that are necessary for the conduct of their respective businesses.

(ii)                                  No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(jj)                                Certain Environmental Matters.  (i) The Company and its subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(kk)                          Hazardous Materials.  There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or would reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law.  “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(ll)                                  Compliance with ERISA.  (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(mm)                  Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(nn)                          Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses or significant deficiencies in the Company’s internal controls over financial reporting.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) to the best knowledge of the Company, any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(oo)                          Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are generally maintained by companies engaged in the same or similar business and which the Company reasonably believes are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(pp)                          No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(qq)                          Compliance with Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(rr)                                No Conflicts with Sanctions Laws.  Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, and the Crimea Region of the Ukraine (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  Since the Company’s inception, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ss)                              No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(tt)                                No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(uu)                          No Registration Rights.  Except as described in the Registration Statement, the Pricing Disclosure Packages and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares, other than those rights that have been duly and validly waived.

(vv)                          No Stabilization.  Neither the Company nor any of its subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(ww)                      Margin Rules.  Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xx)                          Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(yy)                          Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(zz)                            Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(aaa)                   Status under the Securities Act.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.  The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(bbb)                   Directed Share Program.  The Company represents and warrants that (i) the Registration Statement, the Pricing Disclosure Package and the Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectuses comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Pricing Disclosure Package, the Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.  The Company has not offered, or caused the underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(ccc)                      No Ratings.  There are (and prior to the Closing Date, will be) no debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act.

(ddd)                   Cybersecurity; Data Protection.  (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, technology, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, Personal Data (defined below) and any such data processed or stored by third parties on behalf of the Company and its subsidiaries) collectively, “IT Systems and Data”); (B) The  IT Systems and Data are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; and (C) The Company and its subsidiaries have implemented and maintained appropriate controls, policies, procedures, and technical safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) reasonably consistent with industry standards and practices or as required by applicable regulatory standards.   The Company and its subsidiaries have been and are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and  Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

4.                                      Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)                                 Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)                                 Delivery of Copies.  The Company will deliver, upon request and without charge, (i) to the Representative, four signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)           Amendments or Supplements, Issuer Free Writing Prospectuses.  Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)           Notice to the Representative.  The Company will advise the Representatives promptly, and confirm such advice in writing (which advice may be delivered via electronic mail), (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, or any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)           Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)            Blue Sky Compliance.  The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)           Earnings Statement.  The Company will make generally available to its securityholders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement, it being understood and agreed that such earning statement shall be deemed to have been made available by the Company if the Company is in compliance with its reporting obligations pursuant to the Exchange Act, if such compliance satisfies the conditions of Rule 158, and if such earnings statement is made available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(h)           Clear Market.  For a period of 180 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the Commission a registration statement under the Securities Act (other than registration statements on Form S-8 under the Securities Act relating to Lock-Up Securities (as defined below) granted or to be granted pursuant to the terms of any Company Stock Plan disclosed in the Pricing Disclosure Package relating to any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock (“Lock-Up Securities”), or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing (other than filings on Form S-8 relating to the Company’s Stock Plans), or (ii) enter into any swap, hedging or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC, Jefferies LLC and Evercore Group L.L.C., other than (A) the Shares to be sold hereunder, (B) any shares of Stock of the Company issued upon the exercise of options outstanding on the date hereof, described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and issued under Company Stock Plans disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the recipient of any such shares of Stock shall deliver (if it has not previously delivered) a “lock-up” agreement to the Representatives substantially in the form of Exhibit A hereto, and such shares of Stock will be subject to the terms of such lock-up, (C) the grant by the Company of awards under Company Stock Plans as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the recipient of any such awards shall deliver (if it has not previously delivered) a “lock-up” agreement to the Representatives substantially in the form of Exhibit A hereto, and such awards will be subject to the terms of such lock-up, (D) up to 5% of the Company’s outstanding securities issued by the Company in connection with mergers, acquisitions or commercial or strategic transactions provided that the recipient execute a lock-up agreement for the remainder of the Restricted Period in the form of Exhibit A hereto or (E) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to a Company Stock Plan described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i)            If J.P. Morgan Securities LLC, Jefferies LLC and Evercore Group L.L.C.,  in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(l) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver substantially in the form of Exhibit B hereto at least three (3) business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service or as otherwise permitted under FINRA Rule 5131 at least two business days before the effective date of the release or waiver.

(j)            Use of Proceeds.  The Company will apply the net proceeds from the sale of the Shares as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(k)           No Stabilization.  Neither the Company nor its affiliates will take, directly or indirectly, without giving effect to Shares offered by the Underwriters, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(l)            Exchange Listing.  The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq Market.

(m)          Reports.  During a period of three (3) years from the date of this Agreement, the Company will furnish to the Representatives, as soon as commercially reasonable after the date on which they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(n)           Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(o)           Filings.  The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(p)           Directed Share Program.  The Company will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(q)           Emerging Growth Company.  The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 4(h) hereof.

5.             Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)           It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii) an “Underwriter Free Writing Prospectus”).

(b)           It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)           It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering contemplated by this Agreement (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.             Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on an Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)           Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or an Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or an Additional Closing Date, as the case may be.

(c)           No Material Adverse Change.  No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or an Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d)           Officer’s Certificate.  The Representatives shall have received on and as of the Closing Date or an Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (b) and (c) above.

(e)           Comfort Letters.  (i) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(ii) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(f)            Opinion and Negative Assurance Letter of Counsel for the Company.  Goodwin Procter LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, including with respect to certain regulatory matters, and negative assurance letter, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(g)           Opinion of Intellectual Property Counsel for the Company.  Marshall, Gerstein & Borun LLP, intellectual property counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h)           Opinion and Negative Assurance Letter of Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and negative assurance letter of Cooley LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)            No Legal Impediment to Issuance and Sale.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(j)            Good Standing.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)           Exchange Listing.  The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq Market, subject to official notice of issuance.

(l)            Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and substantially all of the securityholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(m)          Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.             Indemnification and Contribution.

(a)           Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)           Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable and documented legal fees and other expenses incurred in connection with any suit, action, or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter:  the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” and the information contained in the fifteenth paragraph under the caption “Underwriting.

(c)           Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person

(the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable and documented fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC, Jefferies LLC and Evercore Group L.L.C. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable and documented fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified

Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares.  The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

(g)           Directed Share Program Indemnification.  The Company agrees to indemnify and hold harmless the Directed Share Underwriter, its affiliates, directors and officers and each person, if any, who controls the Directed Share Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Directed Share Underwriter Entity”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonable documented legal fees and other expenses incurred in connection with defending or investigating any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Directed Share Underwriter Entities.

(h)           In case any proceeding (including any governmental investigation) shall be instituted involving any Directed Share Underwriter Entity in respect of which indemnity may be sought pursuant to paragraph (g) above, the Directed Share Underwriter Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Directed Share Underwriter Entity, shall retain counsel reasonably satisfactory to the Directed Share Underwriter Entity to represent the Directed Share Underwriter Entity and any others the Company may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any Directed Share Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Directed Share Underwriter Entity unless (i) the Company and such Directed Share Underwriter Entity shall have mutually agreed to the retention of such counsel, (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to such Directed Share Underwriter Entity, (iii) the Directed Share Underwriter Entity shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Company or (iv) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Directed Share Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not, in respect of the legal expenses of the Directed Share Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Directed Share Underwriter Entities.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Directed Share Underwriter Entities from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time any Directed Share Underwriter Entity shall have requested the Company to reimburse such Directed Share Underwriter Entity for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed such Directed Share Underwriter Entity in accordance with such request prior to the date of such settlement.  The Company shall not, without the prior written consent of the Directed Share Underwriter, effect any settlement of any pending or threatened proceeding in respect of which any Directed Share Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such Directed Share Underwriter Entity, unless (x) such settlement includes an unconditional release of the Directed Share Underwriter Entities from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of the Directed Share Underwriter Entity.

(i)            To the extent the indemnification provided for in paragraph (g) above is unavailable to a Directed Share Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein (other than as a result of the limitations imposed on indemnification described in paragraph (g) above), then the Company in lieu of indemnifying the Directed Share Underwriter Entity thereunder, shall contribute to the amount paid or payable by the Directed Share Underwriter Entity as a result of such losses, claims, damages or liabilities (1) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Directed Share Underwriter Entities on the other hand from the offering of the Directed Shares or (2) if the allocation provided by clause 7(i)(1) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(i)(1) above but also the relative fault of the Company on the one hand and of the Directed Share Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Directed Share Underwriter Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Directed Share Underwriter Entities for the Directed Shares, bear to the aggregate public offering price of the Directed Shares.  If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Directed Share Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Directed Share Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(j)            The Company and the Directed Share Underwriter Entities agree that it would be not just or equitable if contribution pursuant to paragraph (i) above were determined by pro rata allocation (even if the Directed Share Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (i) above.  The amount paid or payable by the Directed Share Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable documented legal or other expenses reasonably incurred by the Directed Share Underwriter Entities in connection with investigating or defending such any action or claim.  Notwithstanding the provisions of paragraph (i) above, no Directed Share Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Directed Share Underwriter Entity has otherwise been required to pay.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in paragraphs (g) through (j) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(k)           The indemnity and contribution provisions contained in paragraphs (g) through (j) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Directed Share Underwriter Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

8.             Effectiveness of Agreement.  This Agreement shall become effective as of the date first written above.

9.             Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date:  (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the Nasdaq Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the

Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10.          Defaulting Underwriter.

(a)           If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms.  If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof (other than with respect to the defaulting underwriter(s)) and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.          Payment of Expenses.

(a)           Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the reasonable and documented fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum and any “Canadian wrapper” (including the related reasonable and documented fees and expenses of counsel for the Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by FINRA; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, provided however, that the Underwriters will pay all of the travel, lodging and other expenses of the Underwriters or any of their employees incurred by them in connection with the “road show”, and provided, further, that the Company and the Underwriters will each pay 50% of the cost of any aircraft chartered to be used in connection with such road show by both the Company and the Underwriters; (ix) all expenses and application fees related to the listing of the Shares on the Nasdaq Market; and (x) all of the fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

(b)           If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters (other than by reason of a default by any Underwriter) or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby. For avoidance of doubt, it is understood that the Company shall not pay or reimburse any costs, fees or expenses incurred by an Underwriter that defaults on its obligations to purchase the Shares.

12.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.          Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.

14.          Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.  In the event that the Company has only one subsidiary, then all references herein to “subsidiaries” of the Company shall be deemed to refer to such single subsidiary, mutatis mutandis.

15.          Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.          Miscellaneous.

(a)           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax:  (212) 622-8358); c/o Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: Global Head of Syndicate; c/o  and Evercore Group L.L.C., 55 East 52nd Street, New York, New York 10055, Attention: Kenneth A. Masotti, Esq. (fax: 212-857-3101). Notices to the Company shall be given to it at Akero Therapeutics, Inc., 170 Harbor Way, South San Francisco, California  94080; Attention: President.

(b)           Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)           Waiver of Jury Trial.  Each of the parties hereto waives any right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(g)           Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(g):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(d)           Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)           Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)            Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g)           Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

AKERO THERAPEUTICS, INC.

By:
Name:
Title:

Accepted:  As of the date first written above

J. P. MORGAN SECURITIES LLC

JEFFERIES LLC

EVERCORE GROUP L.L.C.

For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

J.P. MORGAN SECURITIES LLC

By:
Authorized Signatory

JEFFERIES LLC

By:
Authorized Signatory

EVERCORE GROUP L.L.C.

By:
Authorized Signatory

37

Schedule 1

Underwriter	Number of Shares

J.P. Morgan Securities LLC
Jefferies LLC
Evercore Group L.L.C.
Roth Capital Partners, LLC
Total

38

Schedule 2

Significant Subsidiaries

Akero Securities Corporation

39

Annex A

a.             Pricing Disclosure Package

[list each Issuer Free Writing Prospectus to be included in the Pricing Disclosure Package]

b.  Pricing Information Provided Orally by Underwriters

Public Offering Price: $[      ] per Share

Number of Underwritten Shares: [      ]

Number of Option Shares: [      ]

40

Annex B

Written Testing-the-Waters Communications

•                  Testing-the-Waters Presentation dated February 2019.

•                  Testing-the-Waters Presentation dated May 2019.

41

Annex C

Akero Therapeutics, Inc.

Pricing Term Sheet

[None]

42

Exhibit A

FORM OF LOCK-UP AGREEMENT

, 2019

J.P. MORGAN SECURITIES LLC

JEFFERIES LLC

EVERCORE GROUP L.L.C.

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

c/o Jefferies LLC

520 Madison Avenue

New York, NY 10022

c/o Evercore Group L.L.C.

55 East 52nd Street

New York, NY 10055

Re:    Akero Therapeutics, Inc. — Initial Public Offering

Ladies and Gentlemen:

The undersigned, a director, officer or securityholder of Akero Therapeutics, Inc., a Delaware corporation (the “Company”), understands that you, as representatives (the “Representatives”) of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, providing for the initial public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common stock, par value $0.0001 per share (“Common Stock”) of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including

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without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (and, for the avoidance of doubt, the undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any stockholders or registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit), in each case other than

(A)       the Securities, if any, to be sold by the undersigned pursuant to the Underwriting Agreement,

(B)       sales or transfers of shares of Common Stock acquired in open market transactions after the consummation of the Public Offering,

(C)       transfers of shares of Common Stock (i) as a bona fide gift or gifts, (ii) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned in a transaction ot involving a disposition for value or (iii) by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement,

(D)       if the undersigned is an individual, transfers of shares of Common Stock or any security directly or indirectly convertible into Common Stock in a transaction not involving a disposition for value to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or limited partnerships the partners of which are the undersigned and/or the immediate family members of the undersigned, in each case for estate planning purposes,

(E)        if the undersigned is a trust, distributions of shares of Common Stock or any security directly or indirectly convertible into Common Stock to its beneficiaries in a transaction not involving a disposition for value,

(F)         if the undersigned is a corporation, limited liability company, partnership (whether general, limited or otherwise) or other entity, distribution of shares of Common Stock or any security directly or indirectly convertible into Common Stock to current or former members, stockholders, limited partners, general partners, subsidiaries or affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or to any investment fund or other entity that controls or manages the undersigned (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned) in a transaction not involving a disposition for value,

(G)       transfers of shares of Common Stock to the Company in connection with the exercise of options, warrants or other rights to acquire Common Stock or any security convertible into or exercisable for Common Stock of the Company by way of net exercise and/or to cover

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withholding tax obligations in connection with such exercise pursuant to an employee benefit plan, option, warrant or other right disclosed in the prospectus for the Public Offering, provided that any such shares issued upon exercise of such option, warrant or other right shall be subject to the restrictions set forth herein; provided that no public report or filing required to be made under Section 16(a) of the Exchange Act or other public filing, report or announcement shall be required or shall be voluntarily made during the period beginning on the date hereof and continuing to and including the date that is 30 days after the date of the Prospectus (the “30 Day Period”), and after such 30th day, if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, the undersigned shall clearly indicate in the footnotes thereto that such transfer is pursuant to the circumstances described in this clause (G), and provided, further that no other public announcement shall be made voluntarily in connection with such transfer;

(H)      transfers of shares of Common Stock to a bona fide third party pursuant to a merger, consolidation, tender offer or other similar transaction made to all holders of Common Stock and involving a “Change of Control” of the Company after the Public Offering and approved by the Company’s Board of Directors (with “Change of Control” meaning the transfer of the Company’s voting securities in one transaction or a series of related transactions to a person or group of affiliated persons if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity)), provided that in the event that such transaction is not completed, the shares of Common Stock held by the undersigned shall remain subject to the restrictions contained in this Letter Agreement, and provided further that in the event any shares of Common Stock not transferred in the Change of Control shall remain subject to the restrictions contained in this Letter Agreement, and provided that in the case of any transfer or distribution pursuant to clause (C), (D), (E), (F) or (G) each donee, transferee, heir, beneficiary or distributee shall execute and deliver to the Representative a lock-up letter in the form of this Letter Agreement; and provided, further, that in the case of any transfer or distribution pursuant to clause (B), (C), (D), (E), or (F), no filing by any party (the undersigned, beneficiary, heir, donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, (“the Exchange Act”) or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 and any required Schedule 13F, 13G or 13G/A, in each case made after the expiration of the Restricted Period referred to above). If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Securities the undersigned may purchase in the Public Offering.

Notwithstanding anything to the contrary contained in this Letter Agreement, the undersigned may (i) exercise options or warrants to purchase Common Stock of the Company (provided that any Common Stock received upon such exercise or exchange will be subject to the restrictions provided for under this Letter Agreement) and (ii) enter into any plan designed to satisfy the requirements of Rule 10b5-1 (a “10b5-1 Plan”) under the Exchange Act (other than the entry into such a plan in such a manner as to allow the sale of Common Stock within the Restricted Period); provided, however, that no sale of Common Stock may be made under such 10b5-1 Plan during the Restricted Period, and provided further that no filing by any party under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with establishment of such plan.

For purposes of this Letter Agreement, (i) “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin and (ii) “change of control” shall mean any bona fide third-party tender offer, merger, consolidation or other similar transaction, in each case, the

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result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company.

If the undersigned is an officer or director of the Company, (i) the Representatives on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that (i) if the Underwriting Agreement does not become effective by June 30, 2019, (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, (iii) if the Representatives, on the one hand, or the Company, on the other hand, informs the other, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, or (iv) if the Company files an application with the SEC to withdraw the registration statement related to the Public Offering, then the undersigned shall be released from, all obligations under this Letter Agreement.  The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

[Signature Page Follows]

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This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Name of Security Holder (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

Exhibit B

Form of Waiver of Lock-up

J.P. MORGAN SECURITIES LLC              JEFFERIES LLC              EVERCORE GROUP L.L.C.

Akero Therapeutics, Inc.
Public Offering of Common Stock

, 2019

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Akero Therapeutics, Inc. (the “Company”) of               shares of common stock, $[•] par value per share (the “Common Stock”), of the Company and the lock-up letter dated               , 20   (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated          , 2019 with respect to               shares of Common Stock (the “Shares”).

J.P. Morgan Securities LLC, Jefferies LLC and Evercore Group L.L.C. hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective     , 2019; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

JEFFERIES LLC

By:
Name:
Title:

EVERCORE GROUP L.L.C.

By:
Name:
Title:

cc:  Company

Exhibit C

Form of Press Release

Akero Therapeutics, Inc.
[Date]

Akero Therapeutics, Inc. (the “Company”) announced today that J.P. Morgan Securities LLC, Jefferies LLC and Evercore Group L.L.C., the joint book-running managers in the Company’s recent public sale of shares of common stock, are [waiving] [releasing] a lock-up restriction with respect to       shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on               , 20  , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit D

Testing-The-Waters Meeting Guidelines

Testing-the-Waters (“TTW”) communications under Section 5(d) of the Securities Act can only be conducted on behalf of “Emerging Growth Companies” (“EGCs”) as defined in the JOBS Act.  TTW communications may take place with existing and potential qualified investors in connection with the proposed initial public offering of Akero Therapeutics, Inc. (the “Issuer”) prior to the time a preliminary prospectus containing a bona fide price range is available.

Timing and Participants:

•      Prior to engaging in TTW meetings, written authorization from the Issuer is required.

•      TTW meetings can be conducted before or after confidentially submitting/publicly filing a registration statement.

•      TTW meetings should be live and in-person or by telephone (e.g. not recorded).

•      TTW meetings will typically include the Issuer and senior members of the ECM team.  J.P. Morgan Securities LLC, Jefferies LLC and Evercore Group L.L.C. salesforce can participate with the clear understanding that the communications are to be strictly limited (as set forth below) and that marketing must not begin until after the formal salesforce teach-in.

•      Research analysts may not participate in TTW meetings but can respond to inbound calls during the TTW period and can share feedback as they would normally do during the road show period.

Purpose and Scope of Communication:

•      TTW meetings with qualified investors (as described below) are intended to provide information to the prospective investor and gather feedback on the Issuer and the contemplated offering, including timing, size and valuation.

•      Orders for the securities must not be solicited or received, nor may allocations of securities be promised or agreed.

•      Preliminary valuation discussions are permissible as long as (i) there is no discussion of J.P. Morgan Securities LLC, Jefferies LLC and Evercore Group L.L.C. research, including the analyst model or price target and (ii) the deal team is not seen as endorsing or recommending any valuation or key variable such as trading multiple.

•      It is permissible to solicit prospective investor views/feedback on valuation and key variables upon which valuation is based, including asking prospective investors for:

•      Non-binding indications of interest at various valuation levels

•      Views on appropriate trading multiples

•      Views on comparable company group

•      TTW meetings are not a replacement for the roadshow.  If the offering proceeds, a full road show must be conducted and cannot start until at least 15 days after the first public filing of the registration statement.  TTW meetings can continue during the 15 day waiting period.  There is no mandatory waiting period between the end of TTW meetings and the commencement of the roadshow.

Participating Investor Requirements:

•      Generally, only qualified investors confirmed to be qualified institutional buyers (QIBs) by the active bookrunners may be contacted.  However, a limited number of institutional accredited investors may also be included after consultation with internal and external counsel (including Issuer’s counsel).

•      These meetings (in-person or telephonic) should be 1x1 (as opposed to investor group meetings).

•      There are no formal limitations (legal or policy) on the number of prospective investors that can participate.  However, it is recommended that internal and external counsel (including Issuer’s counsel) be consulted if more than 30 participants will be included in the TTW process to maintain control over the logistical, recordkeeping and prospectus delivery requirements.

•      The active bookrunners should schedule all TTW meetings and handle any follow-up/feedback.

•      A record of names, affiliations and business addresses of all potential investors contacted to participate in TTW meetings should be maintained by J.P. Morgan Securities LLC, Jefferies LLC and Evercore Group L.L.C.

Permitted Materials:

•      No written materials of any kind (other than permitted scheduling information (see below)) should be sent to the qualified investors.

•      Visual aids should be limited to PowerPoint presentations pre-approved by the active bookrunners, the Issuer and their respective legal counsel prior to use.  Current SEC practice is to request copies of all written materials used in TTW meetings, even if not left behind with participants.

•      There should be no public announcement of the TTW process or public posting of the TTW presentation, including on the Issuer’s website.

•      Information in the presentation should be limited only to information that is contained in, or can be derived directly from disclosure in, the Form S-1 submitted confidentially or filed with the SEC or, if prior to confidential submission or filing, information that will be included in the Form S-1. Projections should not be provided.

•      Any written materials should be taken away after the live presentation and may not be retained by the qualified investors. For telephonic meetings, written materials may be posted on NetRoadshow as long as access is password protected and the materials are only viewable during the actual meeting (not downloadable or printable).

•      No recordings of the meeting are permitted.

•      Meeting participants may state the fact that a registration statement has been confidentially submitted or publicly filed but should not send a link to the registration statement to the potential investors and should not direct the potential investors to the registration statement.

•      A copy of the preliminary prospectus must be sent to all TTW participants once available.

•      No follow-up discussions or communications, except as permitted in connection with collection of feedback as described below.

Scheduling and Disclaimers:

•      Initial contact with potential investors should be made orally or by e-mail using a script in the form attached as Schedule A.  Such communications may only be initiated by either an officer (VP or above) in the ECM or Syndicate groups of the active bookrunners or, at the direction of such officer, by members of the salesforce.

•      Written communications (e.g. emails) are permissible for purely logistical matters such as addresses, room numbers etc. and should include the email disclaimer below.

•      All visual aids/written materials should include the presentation disclaimer below.

•      At the beginning of any meeting with qualified investors, the Company will reiterate to investors that:

•      The meeting is informational only and its contents are confidential

•      No offer of securities is being made

•      No orders for securities will be accepted

After the Meetings

•      As soon as available a preliminary prospectus and any free writing prospectus(es) must be sent to each potential investor contacted in connection with the TTW process.

•      After a call or meeting with a potential investor, authorized personnel (as described above under “Scheduling and Disclaimers”) from the Underwriters may orally follow up with a potential investor for the purpose of receiving feedback from the original meeting, but should not offer answers to follow-up questions from any potential investors.

Email Disclaimer

This communication is made pursuant to Section 5(d) of the Securities Act of 1933, as amended (“test-the-waters”), and is intended solely for investors that are qualified institutional buyers or institutional accredited investors solely for the purposes of familiarizing such investors with Akero Therapeutics, Inc. and determining whether such investors might have an interest in a securities offering contemplated by Akero Therapeutics, Inc. Any such offering of securities will only be made by means of a registration statement (including a prospectus) filed with the SEC, after such registration statement becomes effective. No such registration statement [has been filed], or become effective, as of the date of this communication. This communication shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Presentation Disclaimer

This presentation is made pursuant to Section 5(d) of the Securities Act of 1933, as amended (“test-the-waters”), and is intended solely for investors that are qualified institutional buyers or institutional accredited investors solely for the purposes of familiarizing such investors with Akero Therapeutics, Inc. and determining whether such investors might have an interest in a securities offering contemplated by Akero Therapeutics, Inc. Any such offering of securities will only be made by means of a registration statement (including a prospectus) filed with the SEC, after such registration statement becomes effective. No such registration statement [has been filed], or become effective, as of the date of this presentation. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SCHEDULE A

CALL/E-MAIL SCRIPT

FOR INITIATING CONTACT WITH POTENTIAL INVESTORS

[Mr./Ms. X],

We would like to set up an informational meeting between you and Akero Therapeutics, Inc. (the “Company”) management to discuss the Company, which has submitted an S-1 confidentially with the SEC. The purpose of this meeting is solely for you to familiarize yourself with the Company. We are not able to offer you any securities at this time or solicit orders or take orders from you, or promise to allocate any shares to you in the proposed offering or otherwise. If and when a deal is launched, we would of course send you the offering documents so that you will have the information you need to make an investment decision.

Please note that, because of SEC restrictions, no [further] emails (other than for purely logistical matters) or other written communications may be sent by the Company or us in relation to this process. We would appreciate if you would similarly limit your inquiries to us to oral communications.

Please note that this [informational meeting/call/email], the fact that the Company has submitted an S-1, any meeting that takes place and anything you may hear or learn during any meeting that takes place are strictly confidential and should not be discussed outside of your organization. Unless you have obtained the Company’s written permission, you will need to keep any information we provide to you about the Company confidential.

Please let us know of your availability on [•] for a meeting. Thank you.

[This communication is made pursuant to Section 5(d) of the Securities Act of 1933, as amended (“test-the-waters”), and is intended solely for investors that are qualified institutional buyers or institutional accredited investors solely for the purposes of familiarizing such investors with Akero Therapeutics, Inc. and determining whether such investors might have an interest in a securities offering contemplated by Akero Therapeutics, Inc. Any such offering of securities will only be made by means of a registration statement (including a prospectus) filed with the SEC, after such registration statement becomes effective. No such registration statement has been filed, or become effective, as of the date of this communication. This communication shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.]